UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 633-4100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 22, 2009, The Steak n Shake Company (“SNS”), entered into an agreement with Western Sizzlin Corporation (“Western”) to acquire 100% of the outstanding equity interests of Western, pursuant to an Agreement and Plan of Merger between SNS, Grill Acquisition Corporation, a wholly owned subsidiary of SNS, and Western, dated as of October 22, 2009 (the “Merger Agreement”).

As permitted by the Merger Agreement, Western on October 22, 2009, declared a special dividend payable to Western stockholders in the form of 1,322,806 shares of SNS common stock presently beneficially owned by an investment subsidiary of Western.

SNS and Western issued a joint press release on October 22, 2009 announcing the execution of the Merger Agreement and the special dividend.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subject to approval of the merger by the stockholders of Western and satisfaction or waiver of the other conditions specified in the Merger Agreement, SNS will be obligated to issue, in exchange for each outstanding share of Western common stock that Western's stockholders own immediately prior to the effective time of the merger, a pro rata portion of a new issue, not exceeding $22,959,000 in aggregate principal amount, of 14% redeemable subordinated debentures.   Interest on the debentures would be payable semiannually, and the principal of the debentures would be due in a single installment on the fifth anniversary of the closing of the merger.   SNS may, at its option, redeem the debentures, in whole or in part, without premium or penalty, on or after the date that is the first anniversary of the date of issuance at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus any accrued and unpaid interest to the date of redemption. The aggregate principal amount of these debentures is subject to reduction on account of certain potential tax contingencies that could arise in connection with the Western special dividend that will be resolved as of the date of distribution of that dividend.

SNS currently expects to complete the merger in the fourth calendar quarter of 2009 or the first calendar quarter of 2010, subject to receipt of Western stockholder approval and the satisfaction or waiver of other closing conditions.  However, no assurance can be given as to when, or if, the merger will occur.  SNS stockholders are not required to adopt the Merger Agreement or approve the merger or the issuance of the debentures in connection with the merger.

SNS and Western are closely related by certain common directors, certain common executive officers, and certain common shareholders, and by the beneficial ownership by Western and affiliates of Western of more than five percent of the outstanding common stock of SNS.   Western has advised SNS that three directors of Western (Sardar Biglari, Philip L. Cooley and Jonathan Dash), and John K. H. Linnartz (whom Western has advised SNS is the beneficial owner of approximately 2.3% of the Western's common stock), (a) exercise voting control over an aggregate of 1,243,319 shares of Western's common stock, or approximately 43.8% of its currently outstanding common stock, based upon Western's review of filings made by such persons with the Securities and Exchange Commission (the “SEC”) to date, and (b) are members of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, along with Western, that beneficially owns an aggregate of 2,753,155 share of SNS’s common stock, or approximately 9.6% of SNS's currently outstanding common stock, which includes the 1,322,806 shares of SNS that are owned by an investment subsidiary of Western that will be distributed by Western to Western's stockholders in the special dividend described above.  Additionally, Mr. Biglari is the Chairman of the SNS board of directors and its President and Chief Executive Officer and is the Chairman of the Western board of directors and its President and Chief Executive Officer, and Mr. Cooley is a director of SNS and Vice Chairman of its board of directors and a director of Western and Vice Chairman of its Board of Directors. In recognition of these close relationships, the Merger Agreement was negotiated between special committees of the boards of directors of SNS and Western, each of which was  composed entirely of directors that had no such relationships.

The Merger Agreement includes representations and warranties of the parties thereto, which were made for the purposes of allocating contractual risk between the parties and not necessarily as a means of establishing facts.  Those representations and warranties accordingly are not meant to be relied upon by the investing public in connection with investment decisions with respect to securities issued by any of the parties hereto.  Investors are cautioned that (a) the Merger Agreement may have different standards of materiality than standards of materiality under applicable securities laws; (b) some of the representations and warranties contained in the Merger Agreement are qualified by reference to confidential disclosure schedules that contain some nonpublic information; and (c) facts may change after the date of the Merger Agreement.

In addition, the Merger Agreement includes certain covenants of the parties that restrict in certain respects their freedom to operate outside of the ordinary course of business, and provisions for termination of the Merger Agreement by the parties thereto (or by either of the parties thereto) which, under certain circumstances, may require one party to pay the other party a termination fee in amounts specified by the Merger Agreement.

The description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

Additional Information Concerning The Transaction

SNS plans to file a registration statement and related transaction statement on Schedule 13E-3 with the Securities and Exchange Commission (the "SEC") with respect to the merger.  The registration statement will include Western's proxy statement for the special meeting of its stockholders to consider the merger and SNS's prospectus with respect to the debentures.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SNS, WESTERN, THE TRANSACTION AND RELATED MATTERS.  Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus, when available, and other documents filed by SNS and Western with the SEC through the SEC's web site at www.sec.gov.  In addition, Western stockholders will be able to obtain free copies of the registration statement, proxy statement/prospectus and transaction statement, when available, from Western by directing such requests to Western, attention: Investor Relations, 401 Albemarle Ave SE, Roanoke, Virginia 24013, telephone at (540) 345-3195.

Participants In The Solicitation

SNS, Western and Western's directors and officers may be deemed to be participants in the solicitation of proxies from Western's stockholders in connection with the proposed merger involving SNS and Western.  Information regarding Western's directors and officers and a description of their interests in Western is contained in Western's definitive proxy statement on Schedule 14A with respect to its 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 15, 2009, and will also be contained in the proxy statement/prospectus relating to the proposed merger when it becomes available.   Western's stockholders may obtain additional information about the direct and indirect interests of the participants in the acquisition, by security holdings or otherwise, by reading the proxy statement/prospectus and other materials to be filed with the SEC when such information becomes available.

Risks Associated With Forward-Looking Statements

This report including the news release incorporated by reference herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are intended to be covered by the safe harbors created thereby.  These statements are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here.  SNS and Western caution readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations.  Neither company undertakes to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.  Further information concerning the types of factors that could impact the companies' businesses can be found in their filings with the SEC.

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Descriptions

2.1
Agreement and Plan of Merger by and among The Steak n Shake Company, Grill Acquisition Corporation, and Western Sizzlin Corporation, dated as of October 22, 2009.  This exhibit omits the disclosure schedules of the parties thereto, the contents of which are referred to in the text thereof.   The registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

99.1	Press Release dated October 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEAK N SHAKE COMPANY

By:	/s/ Duane E. Geiger
Duane E. Geiger
Interim Chief Financial Officer, Vice President, and Controller

Dated: October 23, 2009

EXHIBIT INDEX

Exhibit No.	Descriptions

2.1	Agreement and Plan of Merger by and among The Steak n Shake Company, Grill Acquisition Corporation, and Western Sizzlin Corporation, dated as of October 22, 2009.

99.1	Press Release dated October 22, 2009